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                                                                   Exhibit 10(w)

                                    AGREEMENT

         THIS AGREEMENT is made and entered into as of the 5th day of January, 1996, by and between Kevin S. Relyea (the "Employee") and Family Restaurants, Inc., a Delaware corporation (the "Employer").

                                 R E C I T A L S

         WHEREAS, Employer is actively seeking to sell its Family Restaurant Division which is comprised of multiple subsidiaries doing business as Carrows and Coco's restaurants ("FRD"); and

         WHEREAS, Employee is the Chief Executive Officer and President of Employer, and President of FRD; and

         WHEREAS, it is uncertain whether the purchaser of FRD will require the services of Employee or offer employment to Employee on terms acceptable to Employee; and

         WHEREAS, it is uncertain whether Employee will remain employed by Employer after the sale of FRD; and

         WHEREAS, the parties desire to clarify Employee's right to severance given the above set of circumstances;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Severance Election. In the event a sale of FRD is consummated (as defined below) and the purchaser of FRD (a) does not offer employment to Employee; or (b) Employee does not accept an employment offer from the purchaser; then Employee shall either: (x) remain an employee of Employer on terms and conditions mutually acceptable to both Employee and Employer, or (y) if such continued employment by Employer is not offered by Employer to Employee, or the terms of the continued employment are not mutually acceptable to the parties, Employee shall be deemed terminated without cause and shall be immediately eligible to collect his severance benefits pursuant to the Employer's Severance Plan.

         2. Definition of Consummation. A sale of FRD shall be deemed to be consummated upon the earliest of any of the following events to occur:

                  (a) The acquisition by a person or entity other than Employer or any of its subsidiaries or affiliates of the stock representing a majority of the business, as measured by revenues, of the entities comprising FRD;

                  (b) A merger or consolidation of the entities comprising FRD with another person or entity other than Employer or any of its subsidiaries or affiliates; or

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                  (c) The acquisition by another person or entity other than
         Employer or any of its subsidiaries or affiliates of assets of FRD representing a majority of the assets of such entities, as measured by book value.

         3. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof and supersedes all prior agreements, arrangements and understandings among the parties hereto or any subsidiary or affiliate of Employer. This Agreement may not be amended or modified except by a written instrument specifically referring to this Agreement and executed by the parties hereto.

         4. Successors. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the Employee, his heirs, distributees, executors, administrators and other legal representatives, and shall be binding on and inure to the benefit of the Employer, and its successors and assigns.

         5. Governing Law. The validity, interpretation, construction, performance and termination of this Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument on the day first above written.

                                                  EMPLOYEE:

                                                  /S/ Kevin S. Relyea
                                                  Kevin S. Relyea

                                                  EMPLOYER:

                                                  FAMILY RESTAURANTS, INC.,
                                                  a Delaware corporation

                                                  By: /S/ Robert T. Trebing, Jr.

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